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                                                                   EXHIBIT 10.35

                                 AMENDMENT TO

                     MASTER AGREEMENT FOR PHARMACY SERVICES


     AGREEMENT made and entered into as of the 19th day of September 1997 by and between Vitalink Pharmacy Services, Inc. ("Vitalink") and ManorCare Health Services, Inc. ("MCHS").

     WHEREAS, Vitalink and MCHS have previously entered into that certain Master Agreement for Pharmacy Services dated June 1, 1991 (the "Agreement"); and

     WHEREAS, Vitalink and MCHS desire to amend the Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein, and other good and sufficient consideration, receipt of which is acknowledged, the parties agree as follows:

     1. Section 1 of the Agreement is replaced in its entirety by the following new Section 1:

          1.  TERM.    The term of this Agreement shall be from June 1, 1991 to
          September 30, 2002. At each October 1 during the remaining period of this Agreement, the term shall automatically renew for an additional one (1) year period unless either party notifies the other party of its intent not to renew no later than ninety (90) days prior to each such October 1.

     2. Section 5 of the Agreement is replaced in its entirety by the following new Section 5:

          5.   DRUG CHARGES:
               ------------

               A. Vitalink's charges for pharmaceuticals under each separate Pharmacy Services Agreement shall be based upon prevailing market rates for each Facility. "Market rates" shall be defined as those within the fiftieth percentile (50%) of charges paid by similar licensed non-MCHS facilities that receive similar services from Vitalink. MCHS shall be allowed to audit Vitalink's books and records to verify market rates.

               B. Effective January 1, 1998, Vitalink's charges for pharmaceuticals under each separate Pharmacy Services Agreement for residents who charges are paid by a third party payor such as an insurance company, HMO, or Medicare risk contract payor shall be as stated in Exhibit A, attached hereto.

     3. Section 6 of the Agreement is replaced in its entirety by the following new Section 6:

          6.   BILLING FOR PHARMACY SERVICES:
               -----------------------------

               A. At the discretion of MCHS, the billings for pharmacy services to residents at each Facility who are private pay or whose care is otherwise paid for by non-governmental third party payors shall be handled in either of the following ways:

                    i) MCHS will perform all billing and collection activity, and incur any and all bad debt, for residents at each Facility who are private pay or
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                    whose care is otherwise paid for by non-governmental
                    insurance programs. Thus, for such residents, Vitalink shall bill Facility for such private pay or insurance residents and in consideration of the above services to be provided by, and the assumption of the risk of bad debts, the Facility will receive a 3% administrative fee off the amount of such invoice for private pay or non-governmental insurance residents; or

                    ii) Vitalink shall bill and collect each resident directly and shall be responsible for any resulting non-payment or bad debt. There shall be no administrative fee paid.

               B. Vitalink shall bill MCHS for all pharmaceuticals provided to Medicare residents and MCHS shall then bill the Medicare program for all Medicare residents.

               C. Vitalink shall directly bill the appropriate governmental entity for all Medicaid residents.

               D. In the event either the Medicare program or any state Medicaid program requires that billings be handled in a specific manner, the parties agree that this Agreement shall automatically be amended to comply with such requirements(s).

     4. Section 15 of the Agreement is replaced in its entirety by the following new Section 15:

          15. RELATED PARTY DOCTRINE. The parties acknowledge the existence of the Medicare principal commonly known as the related party doctrine (hereinafter "Related Party Doctrine"). While the parties believe that the Related Party Doctrine does not apply because the parties and/or the transactions herein are covered by an exception or exceptions thereto, the parties desire to make provisions in the event that there is a ruling otherwise. Therefore, as of January 1, 1998, in the event that the Medicare program (including any fiscal intermediary or other agent of the Medicare program) applies to the Related Party Doctrine, in whole or in part, to any Facility cost report or other claim for reimbursement, then the Facility shall be solely responsible for any economic impact in which such application results. The parties hereto further acknowledge Vitalink shall in no way be responsible for the difference between the amount Vitalink billed the Facility for Medicare residents and the amount actually reimbursed or proposed to be reimbursed by the Medicare program to the Facility. This section shall survive termination of this Agreement.

     5.   The following new Section 20 shall be added to the Agreement:

          20. SERVICES. During the term of this Agreement, Vitalink shall provide such ancillary services such as computer-prepared patient medical records, disease management services, drug contra-indications and the like, at the highest levels that are available within the institutional pharmacy industry.

     6.   The following new Section 21 shall be added to the Agreement:

          21. ARBITRATION. Any dispute between the parties shall be subject to arbitration before a single arbitrator pursuant to the commercial arbitration rules of the
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          American Arbitration Association. Such arbitration shall be held in
          Montgomery County, Maryland. Each party shall pay their own expenses and the parties shall be equally responsible for the expenses of the Arbitrator.

     7. Each Pharmacy Agreement for the Facilities shall be deemed to have been amended consistently with the terms, conditions and obligations contained herein.

     8. Except as specifically provided herein, the Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties enter into this Agreement on the date first above written.

                                    VITALINK PHARMACY SERVICES, INC.



ATTEST: /s/ Robert W. Horner III    By: /s/ Donna L. DeNardo
       -------------------------        -----------------------------------
          Secretary
                                    Title: President
                                          -------------------------------

                                    MANORCARE HEALTH SERVICES, INC.




ATTEST: /s/ K. Peter Kemezys        By: /s/ James H. Rempe
       -----------------------         ----------------------------------
          Assistant Secretary
                                    Title: Senior V.P.
                                          -------------------------------
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                                   EXHIBIT A
                                   ---------


1. MCHS will pay Vitalink a percentage of the per diem rate received by MCHS for each managed care patient whether such patient receives medication or not, as set forth below.

2. If a managed care patient in a MCHS facility receives no medications, Vitalink will be paid 7.2% of the per diem rate received by MCHS for such patient.

3. If the contracted per diem rate received by MCHS includes routine medications only (i.e., oral, topical medications and all insulin), Vitalink will be paid 7.2% of the per diem rate for each day of service.

4. If the contracted per diem rate received by MCHS includes routine (i.e., oral, topical medications and all insulin) and extraordinary (i.e., injectible (excluding insulin) and infusion medications) Vitalink will be paid 13% of the per diem rate for each day of service.

5. If the managed care contract with MCHS excludes all medications, MCHS will so advise Vitalink in writing in advance of accepting any such patient. Vitalink and the managed care organization will thereafter negotiate drug prices separately. Vitalink will be solely responsible for the billing and collection of any services provided in such circumstances.

6. The percentages described above will be paid for all MCHS patients covered by managed care contracts and referred through the MCHS Coordinated Care Center. MCHS will notify the pharmacy at the time of admission that a patient is covered under a managed care contract. If such patients are not identified at such time, then usual and customary pricing will be utilized by Vitalink and paid by MCHS.

7. All managed care patients will be subject to a formulary as agreed upon by Vitalink and the managed care organization which identifies those drugs which may be therapeutically substituted. In addition, drugs with extremely high cost (i.e., AWP per dose greater than $35.00) will be carved out of any such contract between the managed care organization and MCHS and be treated separately. In the event that Vitalink and the managed care organization cannot agree to such formulary, Vitalink has the right to refuse to provide services to the patients of such managed care organization. In the event that Vitalink so refuses, Manor Care shall have the right to identify an alternative provider for such services.

8. The percentages set forth above will be reviewed periodically (i.e., every six months). The review will compare the current actual percentages (based on actual utilization at usual and customary charges divided by the applicable per diem rates) to those percentages set forth above. The percentage of the per diem rate to be billed thereafter will be the percentages set forth above plus or minus 50% of the difference between those percentages and the current actual percentages depending on whether the current actual percentages are higher (plus) or lower (minus) than the percentages set forth above.

9. At the time of discharge, any drugs not administered to managed care patients, are to be returned to the pharmacy or disposed of in compliance with government regulations. Unused medications may not be sent home with patients.